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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 15, 1999 included in Registration Statement File Nos. 033-52077, 033-58429 and 333-28477. It should be noted that we have not audited any financial statements of the company subsequent to September 30, 1999 or performed any audit procedures subsequent to the date of our report.



/s/Arthur Andersen LLP
Hartford, Connecticut
December 27, 1999